SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2005

                           PROVIDENT NEW YORK BANCORP
                           --------------------------

               (Exact Name of Registrant as Specified in Charter)

       Delaware                      0-25233                 80-0091851
    ----------------             ----------------          -------------
(State or Other Jurisdiction)  (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                    Identification No.)


400 Rella Boulevard, Montebello, New York                         10901
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (845) 369-8040
                                                     --------------



                              Not Applicable
                              --------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.    Entry into a Material Definitive Agreement.

         On December 29, 2005, the Board of Directors of Provident New York Bancorp (the "Company") amended the Provident Bank Stock Option Plan (the "Plan") to eliminate "Limited Rights" from the Plan and to eliminate the right of option holders to receive a cash settlement of an option in a transaction in which stockholders of the Company would receive "unregistered" securities. The Board determined to adopt these amendments in response to a recent interpretation of FAS 123(R) that would require reclassification as a "liability" and subsequent mark-to-market accounting for any option or other award the settlement of which, in cash, is not in the sole discretion of the issuer of the option.

         Pursuant to Instruction 2 of Item 601(b)(10) of Regulation S-K, the amendments to the Plan will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending December 31, 2005.

Item 9.01.    Financial Statements and Exhibits.

         None.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           PROVIDENT NEW YORK BANCORP



DATE: January 4, 2006   By: /s/ Paul A. Maisch
                           ---------------------------------------------------
                           Paul A. Maisch
                           Executive Vice President and
                           Chief Financial Officer